UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 26, 2012

BILLMYPARENTS, INC.

A Colorado Corporation

(Exact name of registrant as specified in its charter)

COLORADO	000-27145	33-0756798
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

6440 Lusk Blvd., Suite 200

San Diego California 92121

 (Address of principal executive offices)

(858) 677-0080

 (Registrant’s telephone number)

 (Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of March 26, 2012, the Board of Directors (the “Board”) of BillMyParents, Inc., a Colorado corporation (the “Company”), appointed Mr. Rob DeSantis to the Board.  Mr. DeSantis’ primary business experience during the previous five years has been as an investor in a variety of technology and green energy companies, including LinkedIn, Bloom Energy, Fisker Automotive, Brightsource, Xojet and Neurotopia.  Prior to being an investor, he was a co-founder and Executive Vice President of Ariba Technologies, and he was Vice President of Sales and European operations for Rasna Corporation.  His career began as a mechanical engineer in the Aerospace industry for Hughes Aircraft Company.  Mr. Desantis holds a Bachelor of Science degree in Mechanical Engineering from the University of Rhode Island.

In connection with Mr. DeSantis’ appointment to the Board, the Company agreed to grant Mr. DeSantis warrants to purchase up to 10,000,000 shares of common stock at an exercise price of $0.40 per share and having a term of 5 years.  The warrants will vest monthly over a period of 24 months provided Mr. DeSantis continues to serve on the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BILLMYPARENTS, INC.
/s/ Jonathan Shultz
Dated: March 30, 2012	By:
Jonathan Shultz Chief Financial Officer

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